Exhibit 99.1

News Release

ADVANSIX ANNOUNCES FOURTH QUARTER AND FULL YEAR 2023 FINANCIAL RESULTS

4Q23 Sales of $382 million, down 5% versus prior year
4Q23 Earnings Per Share of ($0.19); Adjusted Earnings Per Share of ($0.10)
4Q23 Cash Flow from Operations of $60 million
Returned $63 million of cash to shareholders through repurchases and dividends in 2023

Parsippany, N.J., February 16, 2024 - AdvanSix (NYSE: ASIX) today announced its financial results for the fourth quarter and full year ending December 31, 2023. The following results reflect our navigation of a challenging end market environment while maintaining focus on long-term priorities including portfolio simplification in the year and continued investments in support of improved through-cycle profitability.
Full Year 2023 Summary
•Sales down 21% versus prior year driven by 17% unfavorable impact of market-based pricing and 5% lower raw material pass-through pricing, partially offset by 1% contribution from acquisitions and flat volume
•Net Income of $54.6 million, a decrease of $117.3 million versus the prior year
•Adjusted EBITDA of $153.6 million, a decrease of $154.9 million versus the prior year
•Cash Flow from Operations of $117.6 million, a decrease of $156.1 million versus the prior year
•Capital Expenditures of $107.4 million, an increase of $17.9 million versus the prior year
•Free Cash Flow of $10.2 million, a decrease of $174.0 million versus the prior year
•Repurchased 1,317,402 shares for approximately $46.2 million in 2023

Summary full year 2023 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	FY 2023	FY 2022
Sales	$1,533,599	$1,945,640
Net Income	54,623	171,886
Diluted Earnings Per Share	$1.95	$5.92
Adjusted Diluted Earnings Per Share (1)	$2.14	$6.28
Adjusted EBITDA (1)	153,559	308,481
Adjusted EBITDA Margin % (1)	10.0%	15.9%
Cash Flow from Operations	117,550	273,601
Free Cash Flow (1)(2)	10,173	184,152
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

“I'm proud of the team and our continued commitment to driving improved through-cycle profitability. Our healthy balance sheet helped to support our performance through challenging market conditions, particularly in Nylon Solutions, while maintaining organic investments and return of cash to our shareholders,” said Erin Kane, president and CEO of AdvanSix. “Core to our long-term strategy is accelerating growth in the most profitable areas of our portfolio, continuous improvement to strengthen the underlying earnings power of the business, and sustaining our cost-advantaged business model."
Fourth Quarter 2023 Summary
•Sales down 5% versus prior year driven by 22% unfavorable impact of market-based pricing, partially offset by a 16% increase in volume and 1% higher raw materials pass-through pricing.
•Net Loss of ($5.1) million, a decrease of $38.7 million versus the prior year
•Adjusted EBITDA of $15.1 million, a decrease of $51.5 million versus the prior year
•Cash Flow from Operations of $60.2 million, a decrease of $9.4 million versus the prior year
•Capital Expenditures of $38.4 million, an increase of $9.9 million versus the prior year
•Free Cash Flow of $21.8 million, a decrease of $19.4 million versus the prior year
•Repurchased 306,527 shares for approximately $8.5 million in 4Q23

Summary fourth quarter 2023 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	4Q 2023	4Q 2022
Sales	$382,208	$404,062
Net Income (Loss)	(5,082)	33,625
Diluted Earnings Per Share	($0.19)	$1.18
Adjusted Diluted Earnings Per Share (1)	($0.10)	$1.27
Adjusted EBITDA (1)	15,099	66,580
Adjusted EBITDA Margin % (1)	4.0%	16.5%
Cash Flow from Operations	60,169	69,614
Free Cash Flow (1)(2)	21,817	41,175
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

Sales of $382 million in the quarter decreased approximately 5% versus the prior year. Market-based pricing was unfavorable by 22% compared to the prior year primarily reflecting reduced ammonium sulfate pricing amid lower raw material input costs and a more stable global nitrogen supply environment, as well as lower nylon pricing due to unfavorable supply and demand conditions. Sales volume increased approximately 16% primarily driven by higher export shipments in both Ammonium Sulfate and Nylon. Raw material pass-through pricing was favorable by 1% as a result of a net cost increase in benzene and propylene (inputs to cumene which is a key feedstock to our products).

Sales by product line and approximate percentage of total sales are included below:

($ in Thousands)	FY 2023		FY 2022
	Sales	% of Total	Sales	% of Total
Nylon	$356,632	23%	$485,241	25%
Caprolactam	298,375	19%	319,863	16%
Ammonium Sulfate	440,915	29%	629,021	33%
Chemical Intermediates	437,677	29%	511,515	26%
	$1,533,599	100%	$1,945,640	100%

($ in Thousands)	4Q 2023		4Q 2022
	Sales	% of Total	Sales	% of Total
Nylon	$78,251	20%	$93,510	23%
Caprolactam	82,508	22%	71,871	18%
Ammonium Sulfate	108,691	28%	136,734	34%
Chemical Intermediates	112,759	30%	101,947	25%
	$382,209	100%	$404,062	100%

Adjusted EBITDA of $15.1 million in the quarter decreased $51.5 million versus the prior year primarily due to unfavorable market-based pricing, net of raw material costs, partially offset by the net impact of higher sales volume and changes in sales mix including higher export volume.

Adjusted earnings per share of ($0.10) decreased $1.37 versus the prior year driven primarily by the factors discussed above.

Cash flow from operations of $60.2 million in the quarter decreased $9.4 million versus the prior year primarily due to lower net income, partially offset by the favorable impact of changes in working capital. Capital expenditures of $38.4 million in the quarter increased $9.9 million versus the prior year primarily reflecting increased spend on enterprise programs and other maintenance projects.

Dividend
The Company's Board of Directors declared a quarterly cash dividend of $0.16 per share on the Company's common stock. The dividend is payable on March 18, 2024 to stockholders of record as of the close of business on March 4, 2024.

Outlook
•Expect nylon industry spreads to remain stabilized near current levels amid weak demand; Anticipate higher Nylon Solutions exports in first half of 2024 year-over-year
•Anticipate strong ammonium sulfate seasonal demand supported by continued favorable underlying agriculture industry fundamentals; Expect first half 2024 year-over-year pricing declines amid lower nitrogen pricing environment
•Expect balanced to tight global acetone supply and demand conditions
•Expect Capital Expenditures of $140 to $150 million in 2024, reflecting increased spend to address critical enterprise risk mitigation and growth projects including our SUSTAIN program
•Expect pre-tax income impact of planned plant turnarounds to be $38 to $43 million in 2024 versus approximately $30 million in 2023
•Now expect to incur a total unfavorable impact to pre-tax income in 1Q24 of $23 to $27 million as a result of the process-based operational disruption at our Frankford, PA manufacturing site and a delayed ramp to planned utilization rates

"While the previously disclosed operational disruption at our Frankford, Pennsylvania manufacturing site is impacting our first quarter results, our teams have been focused on stabilization of phenol production, which is enabling us to ramp up our Hopewell and Chesterfield manufacturing facilities to our targeted utilization rates. We thank our customers, partners and AdvanSix teammates for their collaboration and agility to mitigate the value chain impact of this event. Our focus remains on performing in the current set of industry dynamics and executing levers in our control, including remaining disciplined on cost and optimizing working capital. Our outlook reflects a continued investment in our long-term potential through both our SUSTAIN program's planned expansion in granular ammonium sulfate production and increased infrastructure spend in 2024 to mitigate enterprise risk,” concluded Kane.

Conference Call Information
AdvanSix will discuss its results during its investor conference call today starting at 9:00 a.m. ET. To participate on the conference call, dial (844) 855-9494 (domestic) or (412) 858-4602 (international) approximately 10 minutes before the 9:00 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s fourth quarter 2023 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advansix.com. Investors can hear a replay of the conference call from 12 noon ET on February 16 until 12 noon ET on February 23 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international). The access code is 4232990.

About AdvanSix
AdvanSix is a diversified chemistry company that produces essential materials for our customers in a wide variety of end markets and applications that touch people’s lives. Our integrated value chain of our five U.S.-based manufacturing facilities plays a critical role in global supply chains and enables us to innovate and deliver essential products for our customers across building and construction, fertilizers, agrochemicals, plastics, solvents, packaging, paints, coatings, adhesives, electronics and other end markets. Guided by our core values of Safety, Integrity, Accountability and Respect, AdvanSix strives to deliver best-in-class customer experiences and differentiated products in the industries of nylon solutions, plant nutrients, and chemical intermediates. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words such as "expect," "anticipate," "estimate," “outlook,” "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" and other variations or similar terminology and expressions. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: general economic and financial conditions in the U.S. and globally; the potential effects of inflationary pressures, labor market shortages and supply chain issues; instability or volatility in financial markets or other unfavorable economic or business conditions caused by geopolitical concerns, including as a result of the conflict between Russia and Ukraine, the conflict in Israel and Gaza, and the possible expansion of such conflicts; the effect of the foregoing on our customers’ demand for our products and our suppliers’ ability to manufacture and deliver our raw materials, including implications of reduced refinery utilization in the U.S.; our ability to sell and provide our goods and services; the ability of our customers to pay for our products; any closures of our and our customers’ offices and facilities; risks associated with increased phishing, compromised business emails and other cybersecurity attacks, data privacy incidents and disruptions to our technology infrastructure; risks associated with employees working remotely or operating with a reduced workforce; risks associated with our indebtedness including compliance with financial and restrictive covenants, and our ability to access capital on reasonable terms, at a reasonable cost, or at all, due to economic conditions or otherwise; the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, natural disasters, pandemics and geopolitical conflicts and related events; price fluctuations, cost increases and supply of raw materials; our operations and growth projects requiring substantial capital; growth rates and cyclicality of the industries we serve including global changes in supply and demand; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties or otherwise; failure to maintain effective internal controls; our ability to declare and pay quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase our common stock and the amount and timing of any future repurchases; disruptions in supply chain, transportation and logistics; potential for uncertainty regarding qualification for tax treatment of our spin-off; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our filings with the Securities and Exchange Commission (SEC), including the risk factors in Part 1, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, as updated in subsequent reports filed with the SEC.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

# # #

Contacts:
Media	Investors
Janeen Lawlor	Adam Kressel
(973) 526-1615	(973) 526-1700
janeen.lawlor@advansix.com	adam.kressel@advansix.com

AdvanSix Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$29,768	$30,985
Accounts and other receivables – net	165,393	175,429
Inventories – net	211,831	215,502
Taxes receivable	1,434	9,771
Other current assets	11,378	9,241
Total current assets	419,804	440,928

Property, plant and equipment – net	852,642	811,065
Operating lease right-of-use assets	95,805	114,688
Goodwill	56,192	56,192
Intangible assets	46,193	49,242
Other assets	25,384	23,216
Total assets	$1,496,020	$1,495,331

LIABILITIES
Current liabilities:
Accounts payable	$259,068	$272,740
Accrued liabilities	44,086	48,820
Income taxes payable	8,033	30
Operating lease liabilities – short-term	32,053	37,472
Deferred income and customer advances	15,678	34,430
Total current liabilities	358,918	393,492

Deferred income taxes	151,059	160,409
Operating lease liabilities – long-term	63,961	77,571
Line of credit – long-term	170,000	115,000
Postretirement benefit obligations	3,660	—
Other liabilities	9,185	10,679
Total liabilities	756,783	757,151

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; 200,000,000 shares authorized; 32,598,946 shares issued and 26,750,471 outstanding at December 31, 2023; 31,977,593 shares issued and 27,446,520 outstanding at December 31, 2022	326	320
Preferred stock, par value $0.01; 50,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2023 and 2022	—	—
Treasury stock at par (5,848,475 shares at December 31, 2023; 4,531,073 shares at December 31, 2022)	(58)	(45)
Additional paid-in capital	138,046	174,585
Retained earnings	605,067	567,517
Accumulated other comprehensive loss	(4,144)	(4,197)
Total stockholders' equity	739,237	738,180
Total liabilities and stockholders' equity	$1,496,020	$1,495,331

AdvanSix Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Sales	$382,208	$404,062	$1,533,599	$1,945,640

Costs, expenses and other:
Costs of goods sold	363,667	335,033	1,368,511	1,631,161
Selling, general and administrative expenses	24,828	22,628	95,538	87,748
Interest expense, net	2,189	763	7,485	2,781
Other non-operating (income) expense, net	(240)	(16)	(7,158)	(1,841)
Total costs, expenses and other	390,444	358,408	1,464,376	1,719,849

Income (loss) before taxes	(8,236)	45,654	69,223	225,791
Income tax expense (benefit)	(3,154)	12,029	14,600	53,905
Net Income (loss)	$(5,082)	$33,625	$54,623	$171,886

Earnings per common share
Basic	$(0.19)	$1.22	$2.00	$6.15
Diluted	$(0.19)	$1.18	$1.95	$5.92

Weighted average common shares outstanding
Basic	26,911,754	27,572,344	27,302,254	27,969,436
Diluted	26,911,754	28,608,181	28,007,630	29,031,107

AdvanSix Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$(5,082)	$33,625	$54,623	$171,886
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,673	17,483	73,010	69,353
Loss on disposal of assets	342	218	1,281	1,521
Deferred income taxes	(10,416)	7,532	(9,347)	16,228
Stock-based compensation	2,473	2,680	8,313	10,279
Amortization of deferred financing fees	154	154	618	618
Operational asset adjustments	—	—	(4,472)	—
Changes in assets and liabilities, net of business acquisitions:
Accounts and other receivables	(20,696)	10,496	21,489	17,842
Inventories	17,368	(57,070)	3,286	(57,043)
Taxes receivable	64	5,159	8,337	(8,824)
Accounts payable	27,231	22,094	(20,756)	55,863
Income taxes payable	8,003	(9,693)	8,003	(9,693)
Accrued liabilities	2,218	4,544	(5,569)	(3,122)
Deferred income and customer advances	13,263	31,869	(18,752)	31,681
Other assets and liabilities	6,574	523	(2,514)	(22,988)
Net cash provided by operating activities	60,169	69,614	117,550	273,601

Cash flows from investing activities:
Expenditures for property, plant and equipment	(38,352)	(28,439)	(107,377)	(89,449)
Acquisition of businesses	—	—	—	(97,456)
Other investing activities	(1,116)	(781)	(3,520)	(2,368)
Net cash used for investing activities	(39,468)	(29,220)	(110,897)	(189,273)

Cash flows from financing activities:
Borrowings from line of credit	66,000	80,500	437,000	434,500
Payments of line of credit	(66,000)	(100,500)	(382,000)	(454,500)
Principal payments of finance leases	(240)	(214)	(938)	(926)
Dividend payments	(4,303)	(3,990)	(16,657)	(15,073)
Purchase of treasury stock	(8,500)	(10,157)	(46,151)	(33,748)
Issuance of common stock	—	258	876	1,304
Net cash used for financing activities	(13,043)	(34,103)	(7,870)	(68,443)

Net change in cash and cash equivalents	7,658	6,291	(1,217)	15,885
Cash and cash equivalents at beginning of year	22,110	24,694	30,985	15,100
Cash and cash equivalents at the end of year	$29,768	$30,985	$29,768	$30,985

Supplemental non-cash investing activities:
Capital expenditures included in accounts payable			$22,660	$14,879

AdvanSix Inc.
Non-GAAP Measures
(Dollars in thousands, except share and per share amounts)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$60,169	$69,614	$117,550	$273,601
Expenditures for property, plant and equipment	(38,352)	(28,439)	(107,377)	(89,449)
Free cash flow (1)	$21,817	$41,175	$10,173	$184,152

(1) Free cash flow is a non-GAAP measure defined as Net cash provided by operating activities less Expenditures for property, plant and equipment

The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to Adjusted EBITDA and Earnings Per Share to Adjusted Earnings Per Share

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net Income (loss)	$(5,082)	$33,625	$54,623	$171,886
Non-cash stock-based compensation	2,473	2,680	8,313	10,279
Non-recurring, unusual or extraordinary expenses (income) (2)	—	—	(4,472)	—
Non-cash amortization from acquisitions	530	532	2,126	1,815
Non-recurring M&A costs	—	—	—	277
Benefit from income taxes relating to reconciling items	(504)	(535)	(661)	(1,996)
Adjusted Net Income (loss)	(2,583)	36,302	59,929	182,261
Interest expense, net	2,189	763	7,485	2,781
Income tax expense (benefit) - Adjusted	(2,650)	12,564	15,261	55,901
Depreciation and amortization - Adjusted	18,143	16,951	70,884	67,538
Adjusted EBITDA	$15,099	$66,580	$153,559	$308,481

Sales	$382,208	$404,062	$1,533,599	$1,945,640

Adjusted EBITDA Margin (3)	4.0%	16.5%	10.0%	15.9%

(2) Includes a pre-tax gain of approximately $11.4 million related to the Company's exit from the Oben alliance, the unfavorable impact to pre-tax income of approximately $4.5 million associated with a licensee of certain legacy ammonium sulfate fertilizer technology assets closing its facility, and the unfavorable impact to pre-tax income of approximately $2.4 million from the exit of certain low-margin oximes products.

(3) Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Sales

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net Income (loss)	$(5,082)	$33,625	$54,623	$171,886
Adjusted Net Income (loss)	(2,583)	36,302	59,929	182,261

Weighted-average number of common shares outstanding - basic	26,911,754	27,572,344	27,302,254	27,969,436
Dilutive effect of equity awards and other stock-based holdings	—	1,035,837	705,376	1,061,671
Weighted-average number of common shares outstanding - diluted	26,911,754	28,608,181	28,007,630	29,031,107

EPS - Basic	$(0.19)	$1.22	$2.00	$6.15
EPS - Diluted	$(0.19)	$1.18	$1.95	$5.92
Adjusted EPS - Basic	$(0.10)	$1.32	$2.20	$6.52
Adjusted EPS - Diluted	$(0.10)	$1.27	$2.14	$6.28

The Company believes the non-GAAP financial measures presented in this release provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.

AdvanSix Inc.
Appendix
(Pre-tax income impact, Dollars in millions)

Planned Plant Turnaround Schedule (4)

	1Q	2Q	3Q	4Q	FY	Primary Unit Operation
2017	—	~$10	~$4	~$20	~$34	Sulfuric Acid
2018	~$2	~$10	~$30	—	~$42	Ammonia
2019	—	~$5	~$5	~$25	~$35	Sulfuric Acid
2020	~$2	~$7	~$20	~$2	~$31	Ammonia
2021	~$3	~$8	—	~$18	~$29	Sulfuric Acid
2022	~$1	~$5	~$44	—	~$50	Ammonia
2023	~$2	~$1	~$27	—	~$30	Sulfuric Acid
2024E	~$6	—	$28-$33	~$4	$38-$43	Ammonia

(4) Primarily reflects the impact of fixed cost absorption, maintenance expense, and the purchase of feedstocks which are normally manufactured by the Company.